Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form 20-F of our report dated August 24, 2010 with respect to the consolidated financial statements of Konsta Real Estate Properties Ltd. and its subsidiaries, for the years ended December 31, 2009, December 31, 2008 and December 31, 2007, which appear in the index to this Registration Statement on Form 20-F. We also consent to the reference to us under the heading "Adviser(s)" in such Registration Statement.

/s/ "Intercom-Audit"
INTERCOM AUDIT AN INDEPENDENT MEMBER OF BKR INTERNATIONAL Moscow, Russian Federation August 24, 2010

"Intercom-Audit" auditing company is an Independent Member of BKR International